Pacific Life Funds NSAR 03-31-12
EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS



The following documents are included in Registrant's Form Type Type
 N1A/B,
Accession No. 0000950123-11-103306 filed on December 16, 2011, and incorporated by reference herein:

Schedule A to Advisory Agreement - PL Income Series Funds





The following documents are included in Registrant's Form Type Type
 N1A/A,
Accession No. 0000950123-12-004956  filed on March 19, 2012, and incorporated by reference herein:

Schedule A to Advisory Agreement - PL Emergrging Markets Debt Fund